                                                                     Exhibit 1.1

                                                                [Draft--1/21/97]



                            VINTAGE PETROLEUM, INC.

                                 $100,000,000

                     % Senior Subordinated Notes Due 2009

                            Underwriting Agreement


                                                              New York, New York
                                                                          , 1997

Salomon Brothers Inc
Dillon, Read & Co. Inc.
Lehman Brothers Inc.
Nesbitt Burns Securities Inc.
As Representatives of the several Underwriters,

c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

          Vintage Petroleum, Inc., a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as
representatives, $100,000,000 aggregate principal amount of its   % Senior
Subordinated Notes Due 2009 (the "Securities"), to be issued under an indenture
(the "Indenture") to be dated as of          , 1997, between the Company and The
Chase Manhattan Bank, as trustee (the "Trustee").

          1.  Representations and Warranties.  The Company represents and
              -------------------------------
warrants to, and agrees with, each Underwriter as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (registration number 333-19569) on such Form, including a related preliminary prospectus relating to the
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                                                                               2

     Securities, for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus relating to the Securities, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus relating to the Securities, (ii) a final prospectus relating to the Securities in accordance with Rules 430A and 424(b)(1) or (4), or (iii) a final prospectus relating to the Securities in accordance with Rules 415 and 424(b)(2) or (5). In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company agrees that it will not, without your agreement, file a Rule 462(b) Registration Statement.

          (b)  On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with
     Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be
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                                                                               3

     stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                               --------
     however, that the Company makes no representations or warranties as to (i)
     -------
     that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Pros pectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above and any preliminary prospectus relating to the Securities included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Regis-tration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A", "Rule 462" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement (file number 333-___________). Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          2.  Purchase and Sale.  Subject to the terms and conditions and in
              ------------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and
not jointly, to purchase from the Company, at a purchase price of       % of the
principal amount thereof, plus
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                                                                               5

accrued interest, if any, on the Securities from             , 1997, to the
Closing Date, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule I hereto.

          3.  Delivery and Payment.  Delivery of and payment for the Securities
              ---------------------
shall be made at 10:00 AM, New York City time, on             , 1997, or such
later date (not later than            , 1997) as the Representatives shall
designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer drawn and payable in same day funds; provided that the Company shall reimburse the
                           --------
Representatives for the cost of making such payment in same-day funds. Delivery of the Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office of Cravath, Swaine & Moore, New York, New York. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

          The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          4.  Offering by Underwriters.  It is understood that the several
              -------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          5.  Agreements.  The Company agrees with the several Underwriters
              -----------
that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supple-ment to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were
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                                                                               7

     made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will
     (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits there to) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities, will arrange for the determination of the legality of the Securities for purchase by institutional investors and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

          (f) The Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company in an offering to the public (or in a private offering where holders of the debt securities are granted rights to have such debt securities registered under the Act or to exchange such debt securities for other debt securities that are so registered) for a period of 120 days from the date of the Prospectus without the prior consent of Salomon Brothers Inc.

          6.  Conditions to the Obligations of the Underwriters.  The
              --------------------------------------------------
obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Representatives the opinion of Conner & Winters, A Professional Corporation, counsel for the Company, dated the Closing Date, to the effect that:

               (i) each of the Company, Vintage Marketing, Inc., Vintage Pipeline, Inc., Vintage Gas, Inc., Vintage Petroleum International, Inc., Vintage Petroleum Ecuador, Inc., Vintage Petroleum Argentina, Inc., Cadipsa S.A. and Vintage Oil Argentina, Inc. (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

               (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

               (iii) the Securities conform in all material respects to the description thereof contained in the Prospectus;

               (iv) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally from time to time in effect); the enforceability of the obligations of the Company is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be entitled to the benefits of the Indenture and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally from time to time in effect); the enforceability of the obligations of the Company is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (v) to the knowledge of such counsel, (1) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and (2) there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Business--Legal Proceedings", "Description of Certain Indebtedness" and "Description of Notes" fairly summarize the matters therein described;

               (vi) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as otherwise specifically dealt with in their opinion, and relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company, no facts have come to the attention of such counsel that have caused such counsel to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion);

               (vii) this Agreement has been duly authorized, executed and delivered by the Company;

               (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

               (ix) neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

               (x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Oklahoma, the General Corporation Law of the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the

     Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Vice Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement that are qualified as to materiality are true and correct, and such representations and warranties that are not so qualified are true and correct in all material respects, on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened by appropriate governmental authorities; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (e) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date (which may be in the form of a "bring down" letter), in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 1996 and the nine-month period ended September 30, 1995 in accordance with Statement of Auditing Standards No. 71 and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Ex change Act and the related published rules and regulations;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants under Statement of Auditing Standards No. 71 of the unaudited interim financial information of the Company for the nine-month period ended September 30, 1996 and the nine-month period ended September 30, 1995, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the compensation and audit committees of the Company and the subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to

          December 31, 1995, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; or

                    (2) with respect to the period subsequent to September 30, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the September 30, 1996, consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from October 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year or the corresponding portion of the preceding fiscal quarter in net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                    (3) the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data),
               Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-X;

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Summary Financial Data" and "Selected Financial and Operating Data" in the Prospectus, the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, the information included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Prospectus, and the information included or incorporated in Items 5 and 7 of the Company's Current Reports on Form 8-K and all amendments thereto, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

               (iv) on the basis of a reading of the unaudited pro forma financial statements included or incorporated in the Registration Statement and the Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 (other than any change or decrease specified in such letter or letters delivered at the Execution Time) or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries taken as a whole the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (i) On the Closing Date, the Company shall have furnished to the Representatives evidence satisfactory to the Representatives of the payment
     of at least $    million of the principal amount outstanding under Bank
     Credit Facilities (as defined in the Indenture).

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telefax confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

          7.  Reimbursement of Underwriters' Expenses.  If the sale of the
              ----------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of one Underwriters' counsel) approved by the Representatives that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.  Indemnification and Contribution.  (a)  The Company agrees to
              ---------------------------------
indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the

Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein and (ii) with respect to any untrue statement or omission of a material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter (or any of the directors, officers, employees and agents of such Underwriter or any controlling person of such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstances where (x) the Company had previously furnished copies of the Prospectus to the Representatives, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity, and will reimburse the Company and such other persons for any legal or other expenses reasonably incurred by the Company or such other persons in connection with investigating or defending any such action or claim as such expenses are incurred. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the only information furnished in writing by or on behalf of the several Underwriters to the Company, expressly for inclusion in any Preliminary Prospectus and the Prospectus, is that information contained (i) in the table and the first paragraph following the table in the section of any Preliminary Prospectus and the Prospectus entitled "Underwriting" and (ii) in the last paragraph of the cover page of any Preliminary Prospectus and the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however,
                                                         --------  -------
that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this
Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

          (d)  In the event that the indemnity provided in paragraph (a), (b) or
(e) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the

Securities; provided, however, that in no case shall (i) any Underwriter (except
            --------  -------
as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder or (ii) Salomon Brothers Inc in its capacity as "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) be responsible for any amount in excess of the compensation received by Salomon Brothers Inc for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Benefits received by Salomon Brothers Inc in its capacity as "qualified independent underwriter" shall be deemed to be equal to the compensation received by Salomon Brothers Inc for acting in such capacity. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) Without limitation and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless Salomon Brothers Inc, its directors, officers, employees and agents and each person who controls Salomon Brothers Inc within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon Salomon Brothers Inc's acting as a "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in
                     --------  -------
any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of Salomon Brothers Inc.

          9.  Default by an Underwriter.  If any one or more Underwriters shall
              --------------------------
fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or
Under writers agreed but failed to purchase; provided, however, that in the
                                             --------  -------
event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securi-ties, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10.  Termination.  This Agreement shall be subject to termination in
               ------------
the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

          11.  Representations and Indemnities to Survive.  The respective
               -------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12.  Notices.  All communications hereunder will be in writing and
               --------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, care of Salomon Brothers Inc, at

Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at 4200 One Williams Center, Tulsa, OK, 74172, attention of the legal department.

          13.  Successors.  This Agreement will inure to the benefit of and be
               -----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14.  APPLICABLE LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND
               ---------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          15.  Counterparts.  This Agreement may be signed in one or more
               ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16.  Canada.  Each of the Underwriters hereby covenants and agrees
               -------
that it will not distribute the Securities in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Securities under the laws of any Province or Territory in Canada.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                             Very truly yours,

                                             Vintage Petroleum, Inc.


                                             By: ________________________



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Salomon Brothers Inc
Dillon, Read & Co. Inc.
Lehman Brothers Inc.
Nesbitt Burns Securities Inc.

By:  Salomon Brothers Inc

By:
     ____________________________
            Vice President

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

                                  Schedule I

                                                 Principal Amount
                                                  of Securities
     Underwriters                                to be Purchased
     ------------                                ----------------


Salomon Brothers Inc ...................         $
Dillon, Read & Co. Inc. ................
Lehman Brothers Inc. ...................
Nesbitt Burns Securities Inc. ..........         _______________

                              Total:             $100,000,000
                                                 =================